Exhibit 10.4

SECOND AMENDMENT TO THE
HOLLY ENERGY PARTNERS, L.P. LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective February 10, 2012)

    This SECOND AMENDMENT (this “Second Amendment”) to the Holly Energy Partners, L.P. Long-Term Incentive Plan (As Amended and Restated effective February 10, 2012, and first amended effective January 16, 2013, the “Plan”), is adopted as of October 27, 2021 (the “Effective Date”).

    WHEREAS, the Plan was previously adopted to promote the interests of Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing equity-based incentive awards to employees, consultants and directors of Holly Logistics Services, L.L.C., a Delaware limited liability company (the “Company”), and its affiliates, who perform services for or on behalf of the Partnership and its subsidiaries; and
    WHEREAS, the Plan is administered by the Board of Directors of the Company (the “Board”) or a committee of the Board that is appointed to administer the Plan (referred to as the “Administrator”);
WHEREAS, the Plan does not currently contain cash-based incentive awards;
WHEREAS, the Administrator has determined that it is desirable to amend the Plan to include a cash-based incentive award that may be granted to certain eligible individuals (the “Cash Award”);
WHEREAS, the Administrator has determined that only individuals that are not “executive officers,” as determined by the Administrator at the time of the grant of the Cash Award (“Non-Executives”), will be deemed eligible to receive a Cash Award pursuant to the Plan.
NOW, THEREFORE, the Plan shall be amended as of the Effective Date as set forth below, and the Board has resolved other matters relating to the Plan as follows:
1.Amendments to the Plan
(a)Section 1, Purpose of the Plan. The first sentence of Section 1 of the Plan shall be amended and restated in its entirety as follows:
The Holly Energy Partners, L.P. Long-Term Incentive Plan (the “Plan”) has been adopted to promote the interests of Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), by providing to employees, consultants, and directors of Holly Logistic Services, L.L.C., a Delaware limited liability company (the “Company”), and its Affiliates who perform services for or on behalf of the Partnership and its subsidiaries incentive compensation awards for superior performance.

(b)Section 2, Definitions. The term “Award” shall be amended and restated in its entirety as follows:
“Award” means an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, Unit Award, Substitute Award, Performance Unit or Cash Award granted under the Plan, and shall include any tandem DERs granted with respect to a Phantom Unit.
(c)Section 2, Definitions. A new term “Cash Award” shall be added in alphabetical order to the list of definitions in Section 2 as follows:
“Cash Award” means an Award denominated in cash granted under Section 6(g).
(d)Section 6, Awards. A new Cash Award will be added to the list of available Awards as Section 6(g) as follows, with the current Section 6(g), General, to be moved to a new Section 6(h):
(g)    Cash Award. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
2.Grants of Cash Awards. The Board has resolved that, as of the Effective Date, only Non-Executive individuals will be deemed eligible to receive a grant of a Cash Award pursuant to the Plan.
3.Except as set forth above, the Plan shall continue to read in its current state.
[Signature Page Follows.]

IN WITNESS WHEREOF, this Second Amendment has been executed by a duly authorized officer, effective as of the Effective Date.
HOLLY ENERGY PARTNERS, L.P.
By:    HEP LOGISTICS HOLDINGS, L.P.,
     It’s General Partner

By:     HOLLY LOGISTICS SERVICES, L.L.C.,
     It’s General Partner

By:     /s/ Richard L. Voliva III
Name:      Richard L. Voliva III
Title:     President